Exhibit 5.1

[LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]

Client: 99222-00022

July 12, 2012

Zayo Group, LLC

Zayo Capital, Inc.

400 Centennial Parkway, Suite 200

Louisville, Colorado 80202-2642

Re:        Zayo Group, LLC and Zayo Capital, Inc. – Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Zayo Group, LLC, a Delaware limited liability company (the “Company”), Zayo Capital, Inc., a Delaware corporation (together with the Company, the “Issuers”), and certain of the Company’s subsidiaries and affiliates listed on Annex A hereto (the “Guarantors”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included therein, and the offering by the Issuers pursuant thereto of up to $750,000,000 aggregate principal amount of the Issuers’ 8.125% senior secured first-priority notes due 2020 (the “Secured Exchange Notes”) and up to $499,400,000 aggregate principal amount of the Issuers’ 10.125% senior unsecured notes due 2020 (the “Unsecured Exchange Notes,” and together with the Secured Exchange Notes, the “Exchange Notes”) and the guarantees by the Guarantors of the Issuers’ obligations under the Exchange Notes (the “Guarantees”), in exchange for a like principal amount of the Issuers’ outstanding 8.125% senior secured first-priority notes due 2020 (the “Secured Outstanding Notes”) and the Issuers’ outstanding 10.125% senior secured notes due 2020 (the “Unsecured Outstanding Notes,” and together with the Secured Outstanding Notes, the “Outstanding Notes”), respectively.

The Secured Outstanding Notes were issued pursuant to the Indenture (the “Base Secured Notes Indenture”), dated as of June 28, 2012, between Zayo Escrow Corporation (“Escrow Corp”) and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”). The Unsecured Outstanding Notes were issued pursuant to the Indenture (the “Base Unsecured Notes Indenture”), dated as of June 28, 2012, between Escrow Corp and the Trustee. The Issuers assumed Escrow Corp’s obligations under the Secured Outstanding Notes, and the Guarantors guaranteed the Secured Outstanding Notes, pursuant to the First Supplemental Indenture to the Base Secured Notes Indenture, dated as of July 2, 2012, among the Issuers, Escrow Corp, the Guarantors, and the Trustee. The Base Secured Notes Indenture, as so supplemented, is referred to herein as the “Secured Notes Indenture.” The

Zayo Group, LLC

Zayo Capital, Inc.

July 12, 2012

Issuers assumed Escrow Corp’s obligations under the Unsecured Notes, and the Guarantors guaranteed the Unsecured Notes, pursuant to the First Supplemental Indenture to the Base Unsecured Notes Indenture, dated as of July 2, 2012, among the Issuers, Escrow Corp, the Guarantors, and the Trustee. The Base Unsecured Notes Indenture, as so supplemented, is referred to herein as the “Unsecured Notes Indenture.” The Secured Notes Indenture and the Unsecured Notes Indenture are referred to herein collectively as the “Indentures.”

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Indentures, the Exchange Notes and the Guarantees (collectively, the “Documents”) and such other documents, corporate records, certificates of officers of the Issuers and the Guarantors and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. To the extent that our opinions may be dependent upon such matters, we have assumed, without independent investigation, that each of the Guarantors identified on Annex A that is not a Specified Guarantor is validly existing under the laws of its jurisdiction of incorporation, has all requisite corporate or other entity power to execute, deliver and perform its obligations under the Documents to which it is a party; that the execution and delivery of such documents by each such party and the performance of its obligations thereunder will be duly authorized by all necessary corporate or other action and do not violate any law, regulation, order, judgment or decree applicable to each such party; and that such documents have been duly executed and delivered by each such party. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Issuers, the Guarantors and others.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications, and limitations set forth herein, we are of the opinion that:

1. With respect to the Exchange Notes, when the Exchange Notes are executed and authenticated in accordance with the provisions of the Indentures and issued and delivered in exchange for the Outstanding Notes in the manner described in the Registration Statement, the Exchange Notes will constitute valid and binding obligations of the Issuers.

2. With respect to the Guarantees, when the Exchange Notes are executed and authenticated in accordance with the provisions of the Indentures and issued and delivered in exchange for the Outstanding Notes in the manner described in the Registration Statement, the Guarantees will constitute valid and binding obligations of the Guarantors.

Zayo Group, LLC

Zayo Capital, Inc.

July 12, 2012

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and, to the extent relevant for our opinions herein, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Colorado Limited Liability Company Act. This opinion is limited to the effect of the current state of the laws of the State of New York and, to the limited extent set forth above, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, the Colorado Limited Liability Company Act and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. The opinions above are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally (including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers), (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law and (iii) the provisions of Article X of the Certificate of Incorporation of Zayo Colocation, Inc., Article Seventh of the Certificate of Incorporation of FiberNet Telecom, Inc., Article Seventh of the Restated Certificate of Incorporation of AboveNet, Inc., Article Seventh of the Amended and Restated Certificate of Incorporation of AboveNet Communications, Inc. and Article Seventh of the Amended and Restated Certificate of Incorporation of AboveNet International, Inc.

C. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights, (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws, (iii) any purported fraudulent transfer “savings” clause or (iv) any waiver of the right to jury trial.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Gibson, Dunn & Crutcher, LLP

Annex A

GUARANTORS

Name	Form of Entity	Jurisdiction of Formation	Specified Guarantor
Zayo Colocation Inc.	Corporation	Delaware	Yes
FiberNet Telecom, Inc.	Corporation	Delaware	Yes
Local Fiber, LLC	Limited liability company	New York	Yes
American Fiber Systems Holding Corp.	Corporation	Delaware	Yes
American Fiber Systems, Inc.	Corporation	Delaware	Yes
360networks holdings (USA) inc.	Corporation	Nevada	No
360networks (USA) inc.	Corporation	Nevada	No
360networks LLC	Limited liability company	Delaware	Yes
360networks Illinois LLC	Limited liability company	Delaware	Yes
360networks Iowa LLC	Limited liability company	Delaware	Yes
360networks Kentucky LLC	Limited liability company	Delaware	Yes
360networks Louisiana LLC	Limited liability company	Delaware	Yes
360networks Michigan LLC	Limited liability company	Delaware	Yes
360networks Mississippi LLC	Limited liability company	Delaware	Yes
360networks Tennessee LLC	Limited liability company	Delaware	Yes
Northern Colorado Telecommunications LLC	Limited liability company	Colorado	Yes
Control Room Technologies, LLC	Limited liability company	Michigan	No
Arialink Telecom, LLC	Limited liability company	Michigan	No
Arialink Services, LLC	Limited liability company	Michigan	No
Lansing Fiber Communications, LLC	Limited liability company	Michigan	No
Allegan Fiber Communications, LLC	Limited liability company	Michigan	No
Zayo FM Sub, Inc.	Corporation	Virginia	No
AboveNet, Inc.	Corporation	Delaware	Yes
AboveNet Communications, Inc.	Corporation	Delaware	Yes
AboveNet of VA, L.L.C.	Limited liability company	Virginia	No
AboveNet International, Inc.	Corporation	Delaware	Yes
MFN Europe Finance, Inc.	Corporation	Delaware	Yes
MFN International, LLC	Limited liability company	Delaware	Yes
Abovenet of Utah, L.L.C.	Limited liability company	Delaware	Yes

A-1